EXHIBIT F

FORM OF UNDERWRITING AGREEMENT

To the Representatives named in Schedule I hereto (“you” or the “Representatives”), as representatives of the Underwriters (as defined herein)

Dear Ladies and Gentlemen:

The Asian Infrastructure Investment Bank (the “Bank”) proposes to issue the principal amount of its securities identified in Schedule I hereto (the “Securities”). The Securities are more fully described in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Final Prospectus Supplement (each as defined in Section 1(a)). The Securities are to be issued pursuant to a fiscal agency agreement (the “Fiscal Agency Agreement”), dated May 16, 2019 between the Bank and Citibank, N.A., London Branch, as fiscal agent (the “Fiscal Agent”).

You have advised the Bank (i) that the underwriters named in Schedule II attached hereto (each an “Underwriter” and, together, the “Underwriters”, which term shall also include any other underwriters or purchasers of the Securities substituted for any Underwriter as provided for in Section 14, provided that if only the Representatives are named in Schedule II as underwriters, the terms Underwriters and Representatives as used herein shall each be deemed to refer to the same firm or firms), acting severally and not jointly, are willing to purchase, on the terms and conditions hereof and in Schedule I hereto, the respective principal amounts of the Securities set forth opposite the names of the Underwriters in Schedule II and (ii) that you are authorized, on behalf of yourselves and the other Underwriters, to enter into this Agreement.

1. Certain Representations and Warranties by the Bank. The Bank represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. The Bank has filed with the Securities and Exchange Commission (the “Commission”) in Washington, D.C., a registration statement, the Registration Number of which is set forth in Schedule I hereto, which has become effective, for the registration under the Securities Act of 1933, as amended (the “Act”), of the Securities and other securities. Such registration statement, as amended at the date of this Agreement, meets the requirements applicable to registration statements subject to Schedule B under the Act pursuant to Securities Act Releases Nos. 33-6240 and 33-6424 (the “Releases”) and complies in all other material respects with the Releases. The Bank will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial, statistical and other) with respect to the Bank to be set forth therein. The Bank has adequately disseminated the Basic Prospectus to the public a reasonable period before the offering in accordance with the Releases. In addition, the Bank will file with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule a final term sheet (the “Final Term Sheet”) in the form of Schedule IV hereto, containing solely a description of the Securities and the offering thereof, and will file promptly all other material required to be filed by the Bank with the Commission pursuant to Rule 433(d) under the Act. The Bank will not file any amendment to such registration statement or any such prospectus or any supplement to any such prospectus (including the Final Prospectus Supplement) on or after the date of this Agreement and prior to the termination of the offering of the Securities, except with the approval of the Representatives. As used in this Agreement, “Applicable Time” means the time specified in Schedule I hereto on the date of this Agreement; “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” as defined in Rule 433 under the Act prepared by or on behalf of the Bank or used or referred to by the Bank, each of which is listed on Schedule III.A. hereto, including the Final Term Sheet; “Registration Statement” as used with respect to a particular issue of the Securities, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act as such section applies to the Bank and the Underwriters for the Securities pursuant to Rule 430C under the Act, including all exhibits, all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430C under the Act, to be part of the registration statement at the effective date; “Basic Prospectus” means the prospectus in the form in which it appears in the Registration Statement; “Preliminary Prospectus Supplement” means any supplement to the Basic Prospectus that has been filed with the Commission pursuant to Rule 424(b) under the Act and that describes certain terms and conditions of the Securities; “Final Prospectus Supplement” means the final prospectus in the form in which it shall be filed with the Commission pursuant to Rule 424(b) under the Act; and “Pricing Disclosure Package” means, as of the Applicable Time, the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Term Sheet and each other Issuer Free Writing Prospectus. Any reference herein to the Basic Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include any documents incorporated by reference therein.

(b) Accuracy of the Documents.

(i) Each part of the Registration Statement, as of the applicable effective date as to each such part of the Registration Statement, complied in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date hereof, the Registration Statement complies in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At all times subsequent to the date hereof up to and including the Closing Date (as defined in Section 3), the Registration Statement, as amended as of any such time, will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(ii) The Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The Final Prospectus Supplement, and any amendment or supplement thereto, when filed pursuant to Rule 424(b) under the Act and at the Closing Date, will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Each Issuer Free Writing Prospectus, if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) None of the representations and warranties contained in this Section 1(b) shall apply to statements in, or omissions from, the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus Supplement, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, based upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Bank by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus Supplement, the Final Prospectus Supplement or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus. It is understood and agreed that the only such information furnished by any Underwriter is that furnished in accordance with Section 15 below.

(c) Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement and the Pricing Disclosure Package up to the date and time of this Agreement, there was no material adverse change in the condition, financial or other, of the Bank, other than changes arising from transactions in the ordinary course of the Bank’s operations and except as contemplated by the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement and the Pricing Disclosure Package.

(d) Issuance of the Securities. On the Closing Date, the Securities will be duly and validly authorized and, when issued and delivered pursuant to the terms of this Agreement and duly authenticated and delivered by the Fiscal Agent in accordance with the Fiscal Agency Agreement, will constitute valid, legally binding and unconditional, direct and general obligations of the Bank in accordance with their terms; the Securities will rank pari passu with any present or future indebtedness of the Bank represented by any unsubordinated and unsecured notes or bonds. The Securities will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Term Sheet, any other Issuer Free Writing Prospectus and the Final Prospectus Supplement; and neither the issuance or sale of the Securities nor the taking of any other action herein contemplated will result in a breach by the Bank of any terms of, or constitute a default under, any agreement or undertaking of the Bank or the articles of agreement of the Bank which entered into force on December 25, 2015 (the “Articles of Agreement”).

(e) Status under the Act. The Bank was not an “ineligible issuer”, as defined in Rule 405 under the Act, at each relevant time specified in Rule 405 under the Act in connection with the offering of the Securities.

(f) Auditors. The auditors whose report or reports with respect to financial statements is, are or will be incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement are independent accountants as required by the Act and the rules and regulations of the Commission thereunder.

(g) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus have been prepared in conformity with International Financial Reporting Standards applied on a consistent basis throughout the periods covered thereby (except as stated therein), and present fairly the financial position of the Bank as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement has been derived from the accounting records of the Bank and presents fairly the information shown thereby.

(h) Valid Existence. The Bank is duly established and is validly existing, governed by the Articles of Agreement, with full power and capacity to own or lease its property and assets and conduct its business as described in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it, except where the failure to be so qualified could not reasonably be expected to be material in the context of the performance by the Bank of its obligations hereunder, under the Fiscal Agency Agreement or under the Securities (a “Material Adverse Effect”).

(i) Due Authorization. The Bank has the power and authority to execute and deliver this Agreement, the Securities and the Fiscal Agency Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j) The Fiscal Agency Agreement. The Fiscal Agency Agreement has been duly authorized by the Bank and constitutes a valid and legally binding agreement of the Bank enforceable against the Bank in accordance with its terms, except as enforceability may be limited by general principles of equity.

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Bank.

(l) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement and any amendment or supplement thereto, and any Issuer Free Writing Prospectus.

(m) No Violation or Default. The Bank is not (i) in violation of its Articles of Agreement; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) No Conflicts. The execution, delivery and performance by the Bank of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Bank with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any violation of the provisions of its Articles of Agreement or similar organizational documents of the Bank, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank are subject, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, default or creation or imposition of any lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Bank of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Bank with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(p) Legal Proceedings. Except as described in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, the Pricing Disclosure Package, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Bank is a party or to which any property of the Bank is the subject that, individually or in the aggregate, if determined adversely to the Bank, would have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Bank, threatened by any governmental or regulatory authority or by others.

(q) No Stabilization. The Bank has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(r) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(s) Anti-Bribery and Anti-Corruption. The Bank has instituted and maintains policies and procedures designed to prevent bribery and corruption by the Bank and its directors, officers, or employees; and to the best of the Bank’s knowledge, neither the Bank nor any director, officer, or employee of the Bank has engaged in any activity or conduct which would violate any anti-bribery or anti-corruption law or regulation applicable to the Bank.

(t) Anti-Money Laundering Laws. The Bank maintains, and shall continue to maintain, (i) a know-your-customer program in order to understand the identity of each of its clients, the source of wealth or income of each such client, and the expected transactional activity of each such client, (ii) a customer monitoring program as its operations require and (iii) operations in compliance with such anti-money laundering statutes of all jurisdictions, including, without limitation, all laws, rules or guidelines thereunder, issued, administered or enforced by any governmental or regulatory agency, which are applicable to the Bank. No action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Bank with respect to anti-money laundering laws is pending or, to the best knowledge of the Bank, threatened.

(u) Sanctions.

(i) Neither the Bank, any of its directors or officers, nor, to the knowledge of the Bank, any agent or employee of the Bank is currently a Sanctioned Person. The Bank has not engaged in any transaction with any Sanctioned Person in connection with the offering of the Securities, where to do so would be in violation of applicable sanctions imposed by a Sanctions Authority.

(ii) The Bank will not directly or indirectly use the proceeds of the sale of the Securities to fund, or make available any proceeds to, any person or entity that, at the time of such funding, is a Sanctioned Person or is in a Sanctioned Territory, where to do so would be in violation of applicable sanctions imposed by a Sanctions Authority.

(iii) Any provision of this Section 1(u) (Sanctions) shall not apply if and to the extent it is illegal, invalid or unenforceable as a result of any applicable Blocking Regulation and, in such case, the legality, validity and enforceability of this Section 1(u) (Sanctions) shall not otherwise be affected.

For the purposes of this Section 1(u) (Sanctions):

“Blocking Regulation” means any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as amended, (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), the Anti-Foreign Sanctions Law of the People’s Republic of China (or any similar order or measure imposed by a ministry of the government of the People’s Republic of China) or any similar blocking or anti-boycott law, regulation or statute in force from time to time.

“Economic Sanctions Law” means economic or financial sanctions, restrictive measures, trade embargoes or export control laws imposed, administered or enforced from time to time by any Sanctions Authority, including, for the avoidance of doubt, any sectoral sanctions, in each case, to the extent applicable to the Bank’s activities.

“Sanctioned Person” means any person or organization that is: (i) listed on, or owned or controlled (as such terms, including any applicable ownership and control requirements, are defined and construed in the applicable Economic Sanctions Law or in any related official guidance) by a person or organization listed on, a Sanctions List, (ii) a government of a Sanctioned Territory, or (iii) an entity directly or indirectly owned or controlled by a government of a Sanctioned Territory, in each case, to the extent applicable to the Bank’s activities.

“Sanctions Authority” means (i) the United States or its governmental institutions including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC), the U.S. Department of Commerce, the U.S. Department of State, or any other agency of the U.S. government, or (ii) the United Nations Security Council.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC or any similar list maintained and made public by any Sanctions Authority.

“Sanctioned Territory” means any country, region or territory that is the subject of territorial sanctions imposed by a Sanctions Authority, which, as of the date of this Agreement, are Crimea (as defined and construed in the applicable Economic Sanctions Law), Cuba, Iran, North Korea and Syria.

2. Purchase and Sale.

(a) Subject to the terms and conditions and upon the representations and warranties herein set forth, the Bank agrees to sell to you and the other Underwriters, severally and not jointly, and you and such other Underwriters, severally and not jointly, agree to purchase from the Bank, at the purchase price set forth in Schedule I hereto, the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule II hereto.

(b) Each Underwriter covenants and agrees severally with the Bank that with respect to Securities in bearer form (if any):

(i) except to the extent permitted under U.S. Treasury Reg. § 1.163-5(c)(2)(i)(D) (the “D Rules”), (A) each Underwriter has not offered or sold, and during the restricted period will not offer or sell, Securities in bearer form to a person who is within the United States or its possessions or to a United States person, and (B) each Underwriter has not delivered and will not deliver within the United States or its possessions definitive Securities in bearer form that are sold during the restricted period;

(ii) each Underwriter has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Securities in bearer form are aware that such Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

(iii) if it is a United States person, each Underwriter represents that it is acquiring the Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Securities in bearer form for its own account, it will do so only in accordance with the requirements of U.S. Treasury Reg. § 1.163-5(c)(2)(i)(D)(6); and

(iv) with respect to any affiliate of an Underwriter that acquires from such Underwriter Securities in bearer form for the purpose of offering or selling such Securities during the restricted period, such Underwriter will obtain from such affiliate for its benefit and the benefit of the Bank the representations and agreements contained in paragraphs (i), (ii) and (iii) of this Section 2(b).

Terms used in this Section 2(b) have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder, including the D Rules. In addition, each Underwriter represents and agrees that neither it nor any of its affiliates has entered or will enter into any contractual arrangement with any person other than another Underwriter or an affiliate of an Underwriter with respect to the distribution or delivery by such person of the Securities, except with the prior written consent of the Bank.

(c) Each Underwriter covenants and agrees with the Bank that with regard to the Securities:

(i) Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Final Prospectus Supplement.

(ii) Each Underwriter severally represents and agrees with the Bank that it has not acquired, offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Securities or possess or distribute any Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus or any other material relating to the offering of the Securities or the Bank, in or from any jurisdiction (including the U.S.) except in compliance with the applicable laws and regulations of any such jurisdiction, including the U.S. (including, without limitation, any prospectus delivery requirements or antifraud provisions) and in a manner which will not impose any obligations on the Bank except as contained in this Agreement.

(iii) Without prejudice to the provisions of Section 1(b) and Section 2(b)(i) and (ii) above and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Representatives may designate pursuant to Section 7, the Bank shall not have any responsibility for, and each Underwriter severally agrees with the Bank that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

(iv) The Underwriters acknowledge that other than the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus and any document incorporated by reference therein, no other material or communication that may be used in connection with the offering of the Securities (the “Non-U.S. Offering Materials”) has been filed under the Act. Accordingly, each Underwriter severally represents to and agrees with the Bank that it has not delivered or distributed and will not deliver or distribute within the United States or to any U.S. person (as such terms are defined in Regulation S under the Act) any Non-U.S. Offering Materials, except as permitted by the Act.

3. Closing on the Securities. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between you, as Representatives of the Underwriters, and the Bank or as provided in Section 14 (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the office specified in Schedule I hereto for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase prices thereof, to or upon the order of the Bank in the funds specified in Schedule I hereto. The Securities shall be those identified in Schedule I.

4. Prospectuses. The Bank has caused to be delivered to the Underwriters an electronic copy of any Preliminary Prospectus Supplement and has consented to the use of any such copy for the purposes permitted by the Act. The Bank agrees to deliver to you, as Representatives of the Underwriters, without charge, from time to time during such period as the Final Prospectus Supplement (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, an electronic copy of the Final Prospectus Supplement (and, in the event of any amendment or supplement to the Final Prospectus Supplement, an electronic copy of such amended or supplemented Final Prospectus Supplement). If, at any time during the period in which the Bank is required to deliver an electronic copy of the Final Prospectus Supplement as provided in this Section 4, any event known to the Bank shall occur as a result of which the Final Prospectus Supplement as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they are made when the Final Prospectus Supplement (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, or it shall be necessary to amend or supplement the Final Prospectus Supplement to comply with law or with the rules and regulations of the Commission, the Bank, at its expense, will forthwith prepare and furnish to you for distribution to the Underwriters and dealers an electronic copy of an amendment or amendments or a supplement or supplements to the Final Prospectus Supplement which will so amend or supplement the Final Prospectus Supplement that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Final Prospectus Supplement not misleading in the light of the circumstances under which they are made when it is delivered to a purchaser, and will comply with law and with such rules and regulations. The Bank authorizes the Underwriters, and all dealers to whom any Securities may be sold by the several Underwriters, to use the Final Prospectus Supplement, as from time to time amended or supplemented, in connection with the sale of Securities in accordance with applicable provisions of the Act and the applicable rules and regulations of the Commission thereunder for the period during which the Bank is required to deliver an electronic copy of the Final Prospectus Supplement as provided in this Section 4.

5. Free Writing Prospectuses.

(a) Each Underwriter represents and agrees that (i) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Bank; provided that any Underwriter may prepare and use any “free writing prospectus” as defined in Rule 405 under the Act containing only the final terms of the Securities or their offering so long as such terms are included in the Final Term Sheet and otherwise in compliance with Rule 433 under the Act, and (ii) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used by it, in accordance with Rule 433 under the Act.

(b) The Bank represents and agrees that (i) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Representatives other than the Final Term Sheet filed by the Bank pursuant to Section 1(a) hereof and (ii) it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, retention where required and legending. The Bank further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus and prior to the expiration of the period in which the Bank is required to deliver an electronic copy of the Final Prospectus Supplement as provided in Section 4, any event known to the Bank shall occur as a result of which such Issuer Free Writing Prospectus would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Bank will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to the Representatives for distribution to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such statement or omission; provided, however, that this undertaking shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made based upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Bank by or on behalf of any Underwriter for use in connection with the preparation of such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter is that furnished in accordance with Section 15 below.

(c) Any Issuer Free Writing Prospectus (including the Final Term Sheet), and such other “free writing prospectus” as defined in Rule 405 under the Act the use of which has been consented to as required pursuant to this Section 5, is listed on Schedules III.A. and III.B. hereto, respectively.

6. Commission Proceedings as to Registration Statement. The Bank will not file any amendment to the Registration Statement or any prospectus or any supplement to any such prospectus (including the Final Prospectus Supplement) on or after the date of this Agreement and prior to the termination of the offering, without first consulting with the Representatives. The Bank agrees promptly to advise you, as Representatives of the Underwriters, (a) when the Final Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act, (b) when any amendment to the Registration Statement shall have been filed and/or become effective or any subsequent supplement to the Final Prospectus Supplement has been filed, (c) when any Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 433(d) under the Act, (d) of any request by the Commission for any amendment to the Registration Statement or amendment of or supplement to the Final Prospectus Supplement and (e) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Final Prospectus Supplement or any Issuer Free Writing Prospectus or of the initiation of any proceedings for that purpose. The Bank will use every reasonable effort to prevent the issuance of such a stop order and, if any such order shall at any time be issued, to promptly obtain the withdrawal thereof.

7. Qualification and Listing. The Bank will use its commercially reasonable efforts, when and as requested by you, to qualify the Securities or such portion thereof as you may request for offer and sale under the securities laws of any jurisdictions which you shall reasonably designate; provided, however, that the Bank shall not be obligated to take any action in connection with such qualification that would subject it to taxation or to service of process generally or require it to qualify as a dealer in securities or to do business in any jurisdiction where the Bank would not otherwise be so subject or required to qualify. The Bank will make application for and use its commercially reasonable efforts to procure and maintain the listing of the Securities on the securities exchange or exchanges named in Schedule I and, if required, their registration under the Exchange Act.

8. Statement of Profit and Loss. The Bank agrees (a) to make generally available to its security holders a statement, in the English language, of profit and loss of the Bank for the twelve-month period beginning at the end of the fiscal year which ends after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as practicable after the date thereof which will satisfy the provisions of Section 11(a) of the Act and (b) to advise you or announce that such statement has been so made available.

9. Expenses. Unless otherwise agreed to by you and the Bank, the Bank agrees to pay all expenses in connection with (a) the preparation and filing of the Registration Statement (including all exhibits to the Registration Statement), any Preliminary Prospectus Supplement, the Final Prospectus Supplement and any amendments thereof and supplements thereto, and any Issuer Free Writing Prospectus, and the furnishing of an electronic copy of each to the Underwriters, (b) the printing of this Agreement and the Fiscal Agency Agreement and the fees and expenses of the Fiscal Agent thereunder and (c) the fees paid to rating agencies for rating the Securities. It is understood that (except as provided in Sections 11(a), 11(c) and 16(d)) the Underwriters will pay or reimburse the Bank for the fees and expenses in connection with qualifying, listing and registering the Securities as provided in Section 7 and will pay their own costs and expenses (including the fees and disbursements of their counsel), their out-of-pocket expenses in connection with the preparation of the Registration Statement and the advertising and other expenses connected with the public offering of the Securities.

10. Further Information. While any of the Securities are outstanding, the Bank will make available to you copies of all reports and financial statements furnished to any national securities exchange in the United States pursuant to requirements of, or agreements with, any such exchange and furnished to the Commission pursuant to the Exchange Act or any rules and regulations of the Commission thereunder.

11. Indemnities.

(a) By the Bank. The Bank agrees to indemnify and hold harmless each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which it may become subject under the Act or any other statute or common law or otherwise, and to reimburse such Underwriter for any legal or other expenses incurred by it in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereto, or in the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or any amendment thereto) necessary to make the statements therein not misleading or (in the case of the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement, as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 11(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or in writing to the Bank by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the Act, it being understood and agreed that the only such information furnished by any Underwriter is that furnished in accordance with Section 15 below.

(b) By the Underwriters. Each Underwriter severally but not jointly and in respect of its own statements agrees, in the same manner and to the same extent as set forth in Section 11(a), to indemnify and hold harmless the Bank, all the Governors and Directors of the Bank, its duly authorized representative in the United States and the officials of the Bank who shall have signed the Registration Statement with respect to any statement in or omission from the Registration Statement or any amendment thereto, or in the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement, as amended or supplemented, or any Issuer Free Writing Prospectus, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Bank by or on behalf of such Underwriter for use in connection with the preparation of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter is that furnished in accordance with Section 15 below.

(c) General. Each indemnified party will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 11, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party otherwise than on account of the indemnity agreement contained in this Section 11. Except as provided below, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 11 shall for any reason be unavailable to an indemnified party under Section 11(a) or 11(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in either case as set forth in the table on the cover page of the Final Prospectus Supplement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Bank or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for purposes of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 11(d) are several in proportion to their respective underwriting obligations as set forth in Schedule II and not joint.

(e) Survival. The respective agreements, representations, warranties, indemnities and other statements of the Bank and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or the Bank, and shall survive the delivery of the Securities, and any successor of any Underwriter or of the Bank, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

12. Conditions to Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of and compliance with the representations and warranties of the Bank contained in Section 1 as of the date hereof and the Closing Date (and the Bank shall be deemed expressly to have represented and warranted as of the Closing Date that the representations and warranties contained in Section 1 are true and correct and that it has complied with such representations and warranties), and to the following further conditions:

(a) Filings; No Stop Order. The Final Prospectus Supplement shall have been filed in the manner and within the time period required by Rule 424(b) under the Act; the Final Term Sheet, each other Issuer Free Writing Prospectus and any other material required to be filed by the Bank pursuant to Rule 433(d) under the Act shall have been filed, to the extent required, with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act; and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect on the Closing Date, and no proceedings for the issuance of such orders shall be pending or, to the knowledge of the Bank or you, threatened by the Commission at that date.

(b) Opinion of the Bank. The Bank shall have furnished to you, as Representatives of the Underwriters, the opinion, addressed to the Underwriters and dated the Closing Date, of the Bank, acting through its Legal Department, which opinion shall be satisfactory in form and substance to the Underwriters.

(c) Opinion and Letter of United States Counsel for the Bank. The Bank shall furnish to you, as Representatives of the Underwriters, the opinion and letter, addressed to the Underwriters and dated the Closing Date, of Sullivan & Cromwell LLP, United States counsel for the Bank, which opinion and letter shall be satisfactory in form and substance to the Underwriters.

(d) Opinion and Letter of United States Counsel for the Underwriters. You shall have received the opinion and letter of Latham & Watkins LLP, counsel for the Underwriters, or other United States counsel satisfactory to the Representatives, addressed to the Underwriters and dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Final Prospectus Supplement, this Agreement, the Fiscal Agency Agreement and such other related matters as you may require. Such opinion and letter may, with respect to matters of the law relating to the Articles of Agreement, be given in reliance on the opinion of the Bank, acting through its Legal Department, referred to in Section 12(b).

(e) Letter of Independent Auditors. On the date of the Final Prospectus Supplement at a time prior to the execution of this Agreement and on the Closing Date, you shall have received letters from the Bank’s independent auditors, dated respectively as of the date of the Final Prospectus Supplement and as of the Closing Date, in form and substance satisfactory to you.

(f) Determination by Representatives. In the event that the letter referred to in Section 12(e) sets forth any change, decrease or loss, you, as Representatives of the Underwriters, in your sole discretion, shall have determined, after discussion with officials of the Bank responsible for financial and accounting matters and with PricewaterhouseCoopers Advisory Services Hong Kong Limited, that such change, decrease or loss does not reflect a material adverse change in the financial position of the Bank from that set forth by such financial statements, except as contemplated by the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement and the Pricing Disclosure Package.

(g) Listing. The Bank shall have taken commercially reasonable steps to obtain the listing of the Securities on the securities exchange or exchanges named in Schedule I within one business day of the Closing Date.

(h) Miscellaneous. The Bank shall have taken, at or prior to the Closing Date, all other action, if any, which the Registration Statement (or any amendment thereto relating to the Securities) or the Final Prospectus Supplement (as amended or as supplemented) states that the Bank will take prior to or concurrently with the issuance and sale of the Securities, and all agreements herein contained to be performed on the part of the Bank at or prior to the Closing Date shall have been so performed.

If any of the conditions specified in this Section 12 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you on behalf of the other Underwriters. Notice of such cancellation shall be given to the Bank in writing, or by cable or telephone and confirmed in writing.

In addition, at the Closing Date, the Bank shall deliver:

(i) a certificate, dated as of the Closing Date and signed by one or more authorized officers of the Bank, certifying, in their capacity as officers and on behalf of the Bank, that (A) the Bank, acting on the basis of a global borrowing authority adopted by the Bank’s Board of Directors, has duly and validly authorized the issuance, sale and delivery of the Securities in accordance with the Underwriting Agreement and the Fiscal Agency Agreement, (B) the representations and warranties of the Bank in the Underwriting Agreement are true and correct as of the Closing Date and (C) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date pursuant to this Agreement; and

(ii) a certificate, dated as of the Closing Date and signed by one or more authorized officers of the Bank, (A) attaching (1) a copy of the relevant global borrowing authority adopted by the Bank’s Board of Directors referred to in Section 12(h)(i)(A), (2) a list of the officers authorized to sign on behalf of the Bank and specimens of their signatures, and (3) a true and complete specimen of the global security representing the Securities and (B) stating that the Securities, the Underwriting Agreement, the Fiscal Agency Agreement and each certificate or document signed and delivered at the Closing Date on behalf of the Bank have been signed and delivered by officers of the Bank thereunto duly authorized.

13. Cancellation of Agreement. In the event that prior to the Closing Date (a) trading in securities on the New York Stock Exchange or the London Stock Exchange generally, or in securities of the Bank in particular, shall have been suspended, or minimum prices established by such exchange, or any new restrictions on transactions in securities shall have been established by such exchange or by the Commission or by any other United States Federal or State agency or by any action of the United States Congress or by executive order to such a degree as, in your reasonable judgment as the Representatives, to affect materially and adversely the marketing of the Securities or (b) existing financial, political or economic conditions in Europe, the United States or elsewhere shall have undergone any change which, in your reasonable judgment as the Representatives, would materially and adversely affect the market for the Securities, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you, as the Representatives, without liability on the part of any Underwriter to the Bank or of the Bank to any Underwriter, subject to Section 11(e). Notice of such cancellation shall be given to the Bank in writing, or by cable or telephone and confirmed in writing.

14. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse on the Closing Date to purchase and pay for the respective Securities which it or they have agreed to purchase hereunder and if the aggregate principal amount of such Securities which all Underwriters so defaulting shall have agreed but failed to purchase does not exceed 20% of the aggregate principal amount of Securities set forth in Schedule II hereto, the non-defaulting Underwriters shall become obligated severally to purchase and pay for (in addition to the principal amounts of the Securities to be delivered to them on the Closing Date) the aggregate respective principal amounts of such Securities which all such defaulting Underwriters had agreed to purchase. Such principal amount of such Securities shall be purchased by such non-defaulting Underwriters in the respective proportions which the aggregate principal amount of Securities set opposite the name of each non-defaulting Underwriter in Schedule II bears to the aggregate principal amount of such Securities so set forth opposite the names of all such non-defaulting Underwriters. If the principal amount of such Securities which all Underwriters so defaulting shall have agreed but failed to purchase exceeds 20% of the aggregate principal amount of Securities set forth in Schedule II hereto, either you, as the Representatives, or the Bank shall have the right within 48 hours thereafter to procure one or more of the other Underwriters or any other purchasers acceptable to both you and the Bank to purchase from the Bank, in such amounts as may be agreed upon and upon the terms herein set forth, all the Securities which the defaulting Underwriter or Underwriters so agreed to purchase; provided, however, that in making such arrangements to purchase all such Securities, either you or the Bank, as the case may be, may request the non-defaulting Underwriters and the non-defaulting Underwriters shall thereupon become obligated severally to purchase and pay for (in addition to the other Securities which they are obligated to purchase hereunder or pursuant to the arrangements made hereunder) principal amounts of Securities not in excess of 20% of the respective aggregate principal amounts of Securities set opposite the names of such non-defaulting Underwriters in Schedule II and in the respective proportions which such amounts in Schedule II bear to the aggregate principal amount of such Securities so set forth opposite the names of all such non-defaulting Underwriters. If during such 48 hours neither you, as the Representatives, nor the Bank shall have made such arrangements for the purchase of the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Bank. In the event of a default by any Underwriter or Underwriters as set forth in this Section 14, the Closing Date shall be postponed for such period, not exceeding seven calendar days, as you, as the Representatives, and the Bank shall determine in order that the required changes in the Registration Statement and in the Final Prospectus Supplement or in any other documents or arrangements may be effected. Any action taken under this Section 14 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

15. Information Furnished by Underwriters. Certain statements set forth in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement, the Pricing Disclosure Package, the Final Prospectus Supplement and any amendment or supplement thereto, or any Issuer Free Writing Prospectus may constitute information furnished in writing by you, on behalf of the several Underwriters, for inclusion therein, and you, as the Representatives, confirm that such statements are correct. It is understood and agreed that the only such statements consist of the information furnished by Underwriters set forth in Schedule I under the heading “Information Furnished by Underwriters”.

16. Miscellaneous.

(a) Except as in this Agreement otherwise provided, (i) whenever notice is required by the provisions of this Agreement to be given to the Bank, such notice shall be in writing addressed to the Chief Financial Officer of the Bank, AIIB Headquarters, Tower A, Asia Financial Center, No. 1 Tianchen East Road, Chaoyang District, Beijing 100101, P.R. China, and (ii) whenever notice is required by the provisions of this Agreement to be given to you, as the Representatives, such notice shall be in writing, or by cable or telephone and confirmed in writing, addressed to you at the address set forth in Schedule I hereto.

(b) The Bank agrees to furnish to each of you, without charge, an electronic copy of the Registration Statement and each amendment thereto, including all financial statements and exhibits thereto, and to furnish to each of the other Underwriters, without charge, an electronic copy of the Registration Statement and each amendment thereto, including such financial statements but without exhibits.

(c) This Agreement is made solely for the benefit of the several Underwriters and the Bank and their respective successors and assigns and (to the extent provided in Section 11) all the Governors and Directors of the Bank, its duly authorized representative in the United States and the officials of the Bank who shall have signed the Registration Statement, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchaser of any Securities, as such purchaser, from any of the Underwriters.

(d) If this Agreement shall be canceled or terminated by the Underwriters because of any failure or refusal on the part of the Bank to comply with the terms or to fulfill any of the conditions of this Agreement, the Bank will reimburse the Underwriters severally for all their out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by them.

(e) Section headings have been inserted in this Agreement as a matter of convenience or reference only and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

(f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except with respect to its authorization, execution, delivery, and performance by the Bank, which shall be governed by the Articles of Agreement.

17. Arbitration.

(a) Subject to Section 17(g), any dispute, controversy or claim arising out of or relating to this Agreement, including the existence, validity, performance, breach or termination thereof (including a dispute regarding non-contractual obligations arising out of or relating to this Agreement), shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the UNCITRAL Arbitration Rules in force when the Notice of Arbitration is submitted (the “UNCITRAL Rules”), as modified by the HKIAC Procedures for the Administration of Arbitration under the UNCITRAL Rules (the “HKIAC Procedures”). These dispute resolution provisions shall also be governed by and construed in accordance with the laws of the State of New York. Hong Kong law will be the procedural law of any arbitration hereunder.

(b) The arbitral tribunal shall consist of three arbitrators. The members of the arbitral tribunal shall be appointed in the manner set out in the UNCITRAL Rules. The appointing authority shall be HKIAC. The seat of the arbitration shall be Hong Kong, China. The language of the arbitration shall be English.

(c) Unless otherwise expressly provided in this Agreement, the arbitral tribunal will have no authority to award (i) punitive damages or (ii) damages for consequential or indirect losses.

(d) The arbitral tribunal will have no authority to award interest in excess of the London Inter-Bank Offered Rate (“LIBOR”) then prevailing, and any such awarded interest will be simple interest only. In the event LIBOR is no longer an active interest rate, the parties agree to work to mutually agree upon a suitable replacement interest rate.

(e) The arbitral tribunal shall not be authorized to grant, and each party agrees that it shall not seek from any judicial authority, any interim measures or pre-award or emergency relief against the other party, notwithstanding any provisions of the UNCITRAL Rules to the contrary.

(f) The parties hereto agree that, at the parties’ election, any further dispute, controversy or claim which arises out of this Agreement shall be consolidated with any ongoing proceedings before the arbitral tribunal, but no other party shall be joined to, and no other disputes, controversies or claims shall be consolidated with, such on-going proceedings before the arbitral tribunal.

(g) Notwithstanding the provisions of this Section 17 or Section 18, nothing contained in this Agreement shall operate or be regarded as a waiver, renunciation or other modification by the Bank of any status, immunities, privileges or exemptions of the Bank under its Articles of Agreement, all of its basic documents, any applicable law or international practice.

18. Contractual Acknowledgement of Bail-in.

(a) [Acknowledgement and Consent to Bail-In of EU Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between [•], [•] and [•] (each a “BRRD Party” and, together, the “BRRD Parties”) and the Bank, the Bank acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Parties to the Bank under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the Bank of such shares, securities or obligations;

(C) the cancellation of the BRRD Liability; or

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 18(a):

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any of the BRRD Parties.]

(b) [Acknowledgement and Consent to Bail-In of UK Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between [•], [•] and [•] (each a “UK Bail-in Party” and, together, the “UK Bail-in Parties”) and the Bank, the Bank acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the UK Bail-in Parties to the Bank under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant UK Bail-In Party or another person, and the issue to or conferral on the Bank of such shares, securities or obligations;

(C) the cancellation of the UK Bail-in Liability; or

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this Section 18(b):

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.]

19. Co-Manufacturer Agreement.

(a) [Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “MIFID Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the MIFID Product Governance Rules, (i) each of [•], [•] and [•] (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the MIFID Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in connection with the Securities, and (ii) the Underwriters note the application of the MIFID Product Governance Rules and the Underwriters acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in connection with the Securities.]

(b) [Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, (i) each of [•], [•] and [•] (each, a “UK Manufacturer” and, together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in connection with the Securities; and (ii) the Underwriters note the application of the UK MiFIR Product Governance Rules and the Underwriters acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in connection with the Securities.]

20. Agreement Among Managers. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers New York Version 1 (the “AAM”) subject to any amendment notified to the Representatives in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of the Representatives, references to “Settlement Lead Manager” shall be deemed to refer to [•]. As applicable to the Underwriters, clause 3 of the AAM shall be deemed to be deleted in its entirety and replaced with Section 14 of this Agreement.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 21, the following definitions apply:

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the United States Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the United States Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Please confirm that you are acting on behalf of yourselves and the other several Underwriters and that the foregoing correctly sets forth the agreement between the Bank and the several Underwriters.

Very truly yours,

ASIAN INFRASTRUCTURE
INVESTMENT BANK

By:

[Signature Page to the Underwriting Agreement]

We hereby confirm as of the date hereof that such letter correctly sets forth the agreement between the Bank and the several Underwriters.

By:

By:

By:

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Date of Underwriting Agreement:

Applicable Time:

Registration Statement Number:

Representatives:

Title:

Principal Amount:

Maturity:

Interest Rate:

Currency of Security:

Interest Payment Dates:

Business Days:

Record Dates:

Combined Underwriting and Management Commission and Selling Concession:

Purchase Price:

Public Offering Price:

Currency of Payment:

Method of Payment of Purchase Price:

Issuer Ratings:

Funds for Payment of Purchase Price:

Sinking Fund Provisions:

Redemption Provisions:

Form of Security:

Denomination:

Closing Date:

Securities Exchange for Listing:

Information Furnished by Underwriters:

Notices to Underwriters:

SCHEDULE II

Underwriter	Principal Amount of Securities to be Purchased

Total

SCHEDULE III

A. Pricing Disclosure Package

[list the Basic Prospectus, any Preliminary Prospectus Supplement, the Final Term Sheet and each other Issuer Free Writing Prospectus]

B. Other Free Writing Prospectuses Consented to as Required under Section 5 Hereof

SCHEDULE IV

Asian Infrastructure Investment Bank

Form of Final Term Sheet

[Title of Securities]

Issuer:	Asian Infrastructure Investment Bank (“AIIB”)

Issuer Ratings*:

Currency/Size:

Settlement:

Maturity:

Interest Payment Dates:

Coupon:

Reoffer:

Underwriting Commissions:

Yield:

Benchmark:

Spread:

Denomination:

Representatives:

Underwriters:

Governing Law:	New York, except with respect to the authorization, execution, delivery, and performance by AIIB, which shall be governed by the Articles of Agreement of AIIB.

Details of Clearance System and Clearance and Settlement Procedures:

ISIN / CUSIP / Common Code:

[Application will be made to admit the securities to the official list of the United Kingdom Listing Authority and to the regulated market of the London Stock Exchange.]

One or more of the Underwriters may not be a U.S.-registered broker-dealer. All sales of securities in the U.S. will be made by or through a U.S.-registered broker-dealer.

The Issuer has filed a registration statement (including a prospectus [and preliminary prospectus supplement]) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus [and preliminary prospectus supplement] in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus [and preliminary prospectus supplement] if you request it by calling: [insert applicable phone number]. You can access the registration statement, including the prospectus [and preliminary prospectus supplement], at [insert EDGAR link].

Information found through the above hyperlinks is not part of this Final Term Sheet.

[It is expected that delivery of the securities will be made for value on or about [•], which will be the [fifth] business day in the United States following the date of pricing of the securities. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of securities in the secondary market generally are required to settle within two (2) business days (T+2), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the securities who wish to trade the securities on the date hereof or the next [two (2)] succeeding business days, will be required, because the securities initially will settle within [five (5)] business days [(T+5)] in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the securities who wish to trade on the date hereof or the next [two (2)] succeeding business days should consult their own legal advisers.]

[This communication is being distributed to, and is directed only at, persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000, as amended, does not apply (such persons being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this communication or any of its contents. Any investment activity (including, but not limited to, any invitation, offer or agreement to subscribe, purchase or otherwise acquire securities) to which this communication relates will only be available to, and will only be engaged with, persons who fall within the manufacturer target market described below.]

[MIFID II product governance / Retail investors, professional investors and ECPs target market—Solely for the purposes of each EU manufacturer’s product approval process, the Underwriters’ target market assessment in respect of the securities has led them to the conclusion that: (i) the target market for the securities is eligible counterparties, professional clients, and retail clients, each as defined in Directive 2014/65/EU (as amended, “MiFID II”) and (ii) all channels for distribution of the securities are appropriate. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the EU manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the EU manufacturers’ target market assessment) and determining appropriate distribution channels.

AIIB does not qualify as an “investment firm,” “manufacturer” or “distributor” for the purposes of MiFID II.]

[UK MIFIR product governance / Retail investors, professional investors and ECPs target market—Solely for the purposes of each UK manufacturer’s product approval process, the Underwriters’ target market assessment in respect of the securities has led to the conclusion that: (i) the target market for the securities is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”) and retail clients (as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018); and (ii) all channels for distribution of the securities are appropriate. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the UK manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the UK manufacturers’ target market assessment) and determining appropriate distribution channels.

AIIB does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of UK MiFIR.]

[The securities shall be prescribed capital markets products (as defined in the Singapore Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).]

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.